UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 1, 2026

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

999 West Hastings Street, Suite 1508 Vancouver BC, Canada		V6C 2W2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On June 1, 2026, Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) issued a press release announcing that the Company’s previously announced arbitration case (the “Arbitration” or the “Claim”) against the United States of Mexico (“Mexico”) has been dismissed in its entirety and that the Company has been ordered to pay a portion of Mexico’s legal costs totaling approximately US$998,000. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On June 1, 2026, Silver Bull announced that the Arbitration against Mexico has been dismissed in its entirety and that the Company has been ordered to pay a portion of Mexico’s legal costs totaling approximately US$998,000. The Arbitration arose from Mexico’s expropriation and other treatment of Silver Bull and its investments resulting from the blockade of Silver Bull’s Sierra Mojada property. The Arbitration hearing was held in Washington, D.C. in October 2025, and the Company submitted its post-hearing brief to the tribunal on November 21, 2025 and its costs on December 5, 2025. On May 29, 2026, the tribunal of the World Bank’s International Centre for Settlement of Investments Disputes (ICSID) rendered its final award dismissing the Claim, concluding that the tribunal did not have jurisdiction and/or was time-barred to hear the Claim. The Company is currently assessing the decision to determine whether there are grounds for annulment. The Company has 120 days from the date of the ruling to register for annulment, and the proceeding would be anticipated to take approximately 18 to 36 months from the date of registration. The Company is also evaluating its strategic options following the dismissal, including seeking resolution of the ongoing blockade and/or identifying other exploration projects for potential development and investment.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, disclosure regarding the potential grounds for annulment, the timing related thereto, and the Company’s strategic options. These statements involve known and unknown risks, uncertainties and other factors, including in respect of the Arbitration proceedings and rulings, Arbitration costs, and Arbitration funding, which may cause actual results to differ materially from those expressed or implied by such statements. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, as updated by annual, quarterly and current reports that we file with the Securities and Exchange Commission, which are available at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of June 1, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: June 10, 2026	By:	/s/ Christopher Richards
	Name:	Christopher Richards
	Title:	Chief Financial Officer

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